Exhibit 10.21

WAIVER AND FIRST AMENDMENT TO LASALLE CREDIT AGREEMENT,

FIRST AMENDMENT TO SUBORDINATION AGREEMENT,

AND REAFFIRMATION OF GUARANTIES

AND SUBORDINATION AGREEMENT

This WAIVER AND FIRST AMENDMENT TO LASALLE CREDIT AGREEMENT, FIRST AMENDMENT TO SUBORDINATION AGREEMENT, REAFFIRMATION OF GUARANTIES AND SUBORDINATION AGREEMENT, dated and effective as of December 17, 2004 (the “Agreement”), is executed by and among JOHNSTOWN AMERICA CORPORATION, a Delaware corporation (“JAC”), FREIGHT CAR SERVICES, INC., a Delaware corporation (“Freight Car”), JAC OPERATIONS, INC., a Delaware corporation (“JAC Operations”), JAIX LEASING COMPANY, a Delaware corporation (“JAIX”; JAC Operations, JAC, Freight Car and JAIX each being referred to herein as a “Borrower” and collectively referred to herein as the “Co-Borrowers”), FREIGHTCAR AMERICA, INC. (formerly JAC HOLDINGS INTERNATIONAL, INC.), a Delaware corporation (“JAC Holdings”), JAC INTERMEDCO, INC., a Delaware corporation (“JAC Intermedco”), JAC PATENT COMPANY, a Delaware corporation (“JAC Patent”; JAC Holding, JAC Intermedco and JAC Patent each being referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), those individuals and entities identified on Schedule A hereto (the “Junior Creditors”) and LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”). The Co-Borrowers and Guarantors are sometimes hereinafter referred to collectively as the “Credit Parties.”

R E C I T A L S:

A. The Credit Parties have entered into certain financing arrangements with LaSalle including that certain Credit Agreement, dated as of September 11, 2003 (as the same may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”) among Co-Borrowers and LaSalle (the Credit Agreement and all documents executed in connection therewith are referred to collectively as the “Financing Documents”).

B. In connection with the Credit Agreement, the Junior Creditors executed and delivered to LaSalle that certain Subordination Agreement, dated as of September 11, 2003 in favor of LaSalle (as the same may be amended, supplemented, restated or otherwise modified, the “Subordination Agreement”).

D. At the present time the Credit Parties request, and LaSalle is agreeable to waiving violations by the Credit Parties of certain financial covenants and making certain amendments to the Financing Documents, pursuant and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Credit Parties, the Junior Creditors and LaSalle hereby agree as follows:

A G R E E M E N T S:

1 RECITALS. The foregoing Recitals are hereby made a part of this Agreement.

2 DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Financing Documents.

3 WAIVER OF DEFAULTED COVENANTS. The Credit Parties have informed LaSalle that (i) EBITDA for the Covenant Computation Periods ending June 30, 2004 and September 30, 2004 was less than the $8,500,000 required under the Financing Documents; (ii) the Interest Coverage Ratio for the Covenant Computation Periods ending March 31, 2004, June 30, 2004, and September 30, 2004 was less than the allowed 3.75 to 1.00 set forth in the Financing Documents; (iii) the Fixed Charge Coverage Ratio for the Covenant Computation Periods ending March 31, 2004, June 30, 2004, and September 30, 2004 was less than the allowed 1.15 to 1.00 set forth in the Financing Documents; and (iv) the Leverage Ratio for the Covenant Computation Periods ending September 30, 2004 was more than as allowed as set forth in the Financing Documents (collectively, the “Defaulted Covenants”). The Credit Parties agree and acknowledge that, as a result of the occurrence of such Defaulted Covenants, an Event of Default has occurred and is continuing under the applicable Financing Documents. The Credit Parties have, therefore, requested that LaSalle waive compliance by the Credit Parties with the Defaulted Covenants for the Covenant Computation Periods ending March 31, 2004, June 30, 2004, and September 30, 2004, as well as the resulting Events of Default.

In addition, the Credit Parties have informed LaSalle that (i) JAC Holdings intends to increase the capitalization of JAC Holdings by means of selling shares of its common stock, following the reclassification of JAC Holdings’ Class A voting common stock and Class B nonvoting common stock, through an underwritten initial public offering (the “Offering”) and to file a Registration Statement on Form S-1 with the Securities and Exchange Commission in connection with the Offering; and (ii) the Credit Parties have forecasted that the Credit Parties do not anticipate the ability to achieve compliance with the minimum EBITDA, Fixed Charge Coverage, Interest Rate Coverage Ratio or the Leverage Ratio for the Covenant Calculation Period ending December 31, 2004, as originally set forth in the Financing Documents or as amended by this Agreement (the “Additional Defaulted Covenants”). The Credit Parties have, therefore, requested that LaSalle waive compliance by the Credit Parties with any Change of Control which is triggered as a result of the Offering and with the Additional Defaulted Covenants for the Covenant Computation Period ending December 31, 2004, as well as any resulting Events of Default.

LaSalle hereby waives: (a) compliance by the Credit Parties with (1) the Defaulted Covenants and the Additional Defaulted Covenants for the Covenant Computation Periods ending March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004 and (2) the Change of Control provisions with respect to the Offering; (b) the Events of Default occurring by reason of the Credit Parties’ failure to comply with the Defaulted Covenants and the Additional Defaulted Covenants, solely for the Covenant Computation Periods ending March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004; (c) any Events of Default occurring by reason of the Credit Parties’ failure to comply with the Change of Control provisions, solely with respect to the Offering; and (d) LaSalle’s remedies under the Financing Documents with respect to the Defaulted Covenants and the Additional Defaulted Covenant and the subsequent Events of Default, including any Events of Default with respect to any failure to comply with the Change of Control provisions due to the Offering. This waiver shall be narrowly construed and shall neither extend to any other violations under, or default of, the Financing Documents, nor shall this waiver prejudice any rights or remedies which LaSalle may have or be entitled to with respect to such future violations or defaults.

4. AMENDMENTS TO THE FINANCING DOCUMENTS.

4.1 Fixed Charge Coverage Ratio.

(a) The definition of “Fixed Charge Coverage Ratio” in the Credit Agreement is hereby amended in its entirety to read as follows:

“Fixed Charge Coverage Ratio” of the Consolidated Group means, with respect to any Covenant Computation Date, the ratio (a) of the Consolidated Group’s EBITDA plus expenses and/or settlement costs, without duplication, of up to $9,200,000 in the aggregate related to the Pending Employment Litigation plus non-cash expenses relating to the Borrower’s employee stock option plan plus the TTX Losses and minus the sum of the Consolidated Group’s (i) Capital Expenditures (net of Capital Expenditures made using the Consolidated Group’s cash not financed by the Bank or another lender) and (ii) Cash Taxes, to (b) the sum of the Consolidated Group’s (i) net Interest Expense, (ii) Holding Company Note Payments to the extent such payments exceed the Minimum Account Balance under the Securities Account Pledge Agreement and only to the extent such Holding Company Note Payments are permitted under this Agreement, the GE Capital Loan Agreement, the Holding Company Subordination Agreement, and the subordination granted GE Capital in connection with the GE Capital Loan Agreement, (iii) GE Capital Loan Agreement Payments, (iv) Capital Lease Payments, and (v) debt service on any Debt permitted under Section 6.2. The one-time payment of $9,000,000 to be made from proceeds of the GE Capital Loan Agreement concurrently with the execution of such agreement shall not be included in the calculation of Fixed Charge Coverage Ratio.

4.2 Interest Coverage Ratio.

(a) The definition of “Interest Coverage Ratio” in the Credit Agreement is hereby amended in its entirety to read as follows:

“Interest Coverage Ratio” of the Consolidated Group means, with respect to any Covenant Computation Date, the ratio of (a) the Consolidated Group’s EBITDA plus expenses and/or settlement costs, without duplication, of up to $9,200,000 in the aggregate related to the Pending Employment Litigation plus non-cash expenses relating to the Borrower’s employee stock option plan plus the TTX Losses minus Capital Expenditures (net of Capital Expenditures made using the Consolidated

Group’s cash not financed by the Bank or another lender) minus Cash Taxes, to (b) Interest Expense.

4.3 Leverage Ratio.

(a) The definition of “Leverage Ratio” in the Credit Agreement is hereby amended in its entirety to read as follows:

“Leverage Ratio” of the Consolidated Group means, with respect to any Covenant Computation Date, the ratio of (a) the Consolidated Group’s Funded Debt, to (b) the Consolidated Group’s EBITDA plus expenses and/or settlement costs, without duplication, of up to $9,200,000 in the aggregate related to the Pending Employment Litigation, plus non-cash expenses relating to the Borrower’s employee stock option plan plus the TTX Losses; provided, however, that for purposes of determining Status, (i) no expenses and/or settlement costs related to the Pending Employment Litigation, (ii) no non-cash expenses relating to the Borrower’s employee stock option plan, and (ii) no TTX Losses shall be added to the Consolidated Group’s EBITDA.

4.4 Payment Conditions. The definition of “Payment Conditions” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Payment Conditions” shall mean (a) no Default or Event of Default shall be in existence or shall occur as a result of the proposed payment on the Holding Company Notes and (b) the following tests are met: (i) the Co-Borrowers are in compliance with the minimum Fixed Charge Coverage Ratio requirements set forth in Section 5.11 for the two Covenant Computation Dates immediately preceding the date of such proposed payment of the Holding Company Notes; (ii) the Co-Borrowers are in compliance with the minimum EBITDA requirements set forth in Section 5.9 for the four quarters immediately preceding the date of the proposed payment of the Holding Company Notes, with compliance under Section 5.9 being re-determined as if the TTX Losses were not added to EBITDA; and (iii) availability under the Credit Agreement shall equal or exceed $15,000,000 on the date of (and after giving effect to) the proposed payment of the Holding Company Notes. The determination of compliance with the foregoing shall be made by the Bank in its good faith judgment based upon information furnished by the Co-Borrowers and in form and substance acceptable to the Bank and such other information as the Bank shall request.

4.5 TTX. The following new defined terms are hereby added to the definitions in the Financing Documents in their appropriate alphabetical position to read as follows:

“TTX” means TTX Company, located at 101 N. Wacker Drive, Chicago, Illinois 60606.

“TTX Losses” means the losses in 2004 on order 1400-964 to manufacture boxcars for TTX.

4.6 Terms Defined in UCC. The following new Section 1.2 of the Credit Agreement hereby added to the Credit Agreement immediately following Section 1.1 of the Credit Agreement:

Section 1.2 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC in effect from time to time, including, without limitation, as amended by Revised Article 9 as enacted in the State of Illinois, to the extent the same are used or defined therein.

4.7 Minimum EBITDA.

(a) Section 5.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 5.9 Minimum EBITDA. As of each Covenant Computation Date, the Co-Borrowers will achieve minimum EBITDA (plus expenses and/or settlement costs, without duplication, of up to $9,200,000 in the aggregate related to the Pending Employment Litigation plus non-cash expenses relating to the Borrower’s employee stock option plan plus the TTX Losses) for the Consolidated Group of not less than $8,500,000.

4.8 Application of Offering Proceeds. Article V of the Credit Agreemet is amended by inserting the following Section 5.14:

Section 5.14 Application of Offering Proceeds. The Credit Parties covenant and agree that the net proceeds of the Offering (as defined in the Waiver and First Amendment to Lasalle Credit Agreement, First Amendment to Subordination Agreement, Reaffirmation of Guaranties and Subordination Agreement, dated and effective as of December 17, 2004) shall be used to, among other things, redeem all of the outstanding indebtedness of the Credit Parties to (i) General Electric Capital Corporation, (ii) LaSalle, and (iii) the Junior Creditors on the closing date of the Offering.

5 AMENDMENT TO SUBORDINATION AGREEMENT.

5.1 Payment Conditions. The definition of “Payment Conditions” in Section 1 of the Subordination Agreement is hereby amended in its entirety to read as follows:

“Payment Conditions” shall mean (a) no Default or Event of Default shall be in existence under the Credit Agreement or shall occur as a result of the proposed payment and (b) the following tests are met: (i) the Borrower is in compliance with the minimum Fixed Charge Coverage Ratio requirements set forth in Section 5.11 of the Credit Agreement for the two Covenant Computation Dates (as defined in the Credit Agreement) immediately preceding the date of such proposed payment of the Subordinated Notes with compliance under Section 5.11 being re-determined as if the TTX Losses were not added to EBITDA; (ii) the Borrower is in compliance with the minimum EBITDA requirements set forth in Section 5.9 of the Credit Agreement for the four quarters immediately preceding the date of the proposed payment of the Subordinated Notes, with compliance under Section 5.9 being re-determined as if the TTX Losses were not added to EBITDA; and (iii) availability under the Credit Agreement shall equal or exceed $15,000,000 on the date of (and after giving effect to) the proposed payment of the Subordinated Notes. The determination of compliance with the foregoing shall be made by Lender in its good faith judgment based upon information furnished by the Borrower and in form and substance acceptable to Lender and such other information as Lender shall request.

6 REAFFIRMATION OF GUARANTIES. Each of the Guarantors hereby expressly (a) consents to the execution of this Agreement; (b) acknowledges that the “Indebtedness” (as defined in each of the Guaranties) includes all of the obligations and liabilities owing from the Credit Parties to LaSalle, including, but not limited to, the obligations and liabilities of the Credit Parties to LaSalle under and pursuant to the Financing Documents, as the case may be, as amended from time to time, and as evidenced by the notes delivered in connection therewith, as the same may be modified, extended and/or replaced from time to time; (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in its respective Guaranty; (d) agrees that all such obligations and liabilities under its respective Guaranty shall continue in full force and that the execution and delivery of this Agreement to, and its acceptance by, LaSalle shall not in any manner whatsoever (i) impair or affect the liability of any Guarantor to LaSalle under its respective Guaranty, (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of LaSalle at law, in equity or by statute, against any Guarantor pursuant to its respective Guaranty, and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to LaSalle by any Guarantor under its respective Guaranty; and (e) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.

7 REAFFIRMATION OF SUBORDINATION AGREEMENT. Each of the Junior Creditors hereby expressly (a) consents to the execution of this Agreement, (b) acknowledges that the “Senior Indebtedness” or “Senior Loans” (as defined in the Subordination Agreement, as the case may be) include all of the obligations and liabilities owing from the Credit Parties to LaSalle, including, but not limited to, the obligations and liabilities of the Credit Parties to LaSalle under and pursuant to the Credit Agreement, as the same may be amended from time to time, and as evidenced by the notes delivered in connection therewith, as modified, extended and/or replaced from time to time; (c) acknowledges that the “Subordinated Indebtedness” or “Senior Loans” (as defined in the Subordination Agreement, as the case may be) shall remain subordinate to the “Senior Indebtedness” or “Senior Loans” (as defined in the Subordination Agreement, as the case may be) (d) reaffirms, assumes and binds himself/itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Subordination Agreement, (e) agrees that such all obligations and liabilities under the Subordination Agreement shall continue in full force and effect and shall not be discharged, limited, impaired or affected in any manner whatsoever, and (f) represents and warrants that each of the representations and warranties made by such Junior Creditor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.

8 REPRESENTATIONS, WARRANTIES AND COVENANTS. To induce Junior Creditors and LaSalle to enter into this Agreement, the Credit Parties hereby certify, represent, warrant and covenant that:

8.1 Organization. The Credit Parties are corporations duly organized, existing and in good standing under the laws of the State of Delaware, each with full and adequate corporate power to carry on and conduct its business as presently conducted. The Credit Parties are duly licensed or qualified in all foreign jurisdictions wherein the nature of their activities require such qualification or licensing. The articles of incorporation and bylaws, resolutions and incumbency certificate of the Credit Parties have not been changed or amended since the most recent date that certified copies thereof were delivered to LaSalle (other than JAC Holdings). The exact legal name of each Borrower is as set forth in the preamble hereto and during the last five (5) years no Borrower has conducted business under any other name or trade name. Other than JAC Holdings, no Credit Parties will change their name, their organizational identification numbers, if they have one, their type of organization, their jurisdiction of organization or other legal structure.

8.2 Authorization. The Credit Parties are duly authorized to execute and deliver this Agreement and are and will continue to be duly authorized to borrow monies under the Financing Documents, as amended hereby, and to perform its obligations under the Financing Documents, as amended hereby.

8.3 No Conflicts. The execution and delivery of this Agreement and the performance by the Credit Parties of their obligations under the Financing Documents to which such Credit Parties are a party, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Credit Parties or of any agreement binding upon the Credit Parties.

8.4 Validity and Binding Effect. The Financing Documents, as amended hereby, are a legal, valid and binding obligation of the Credit Parties a party thereto, enforceable against the Credit Parties a party thereto in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

8.5 Compliance with Financing Documents. The representation and warranties set forth in the applicable Financing Documents, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to Junior Creditors or LaSalle, as applicable, and except for such changes as are specifically permitted under the applicable Financing Documents. In addition, except for the Defaulted Covenants, the Credit Parties have complied with and are in compliance with all of the covenants set forth in the Financing Documents, as amended hereby.

8.6 No Event of Default. As of the date hereof and except for the Event of Default occurring as a result of the Defaulted Covenants, no Event of Default under the Financing Documents, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

8.7 No Subordinated Debt Default. As of the date hereof, no default under any of the documents evidencing or securing any of junior debt under any of the Subordination Agreement, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default under any of the documents evidencing or securing any of such junior debt, has occurred or is continuing.

9 CONDITIONS PRECEDENT. This Agreement shall become effective as of the date above first written after receipt by LaSalle of the following:

9.1 Agreement. This Agreement duly executed by the parties hereto.

9.2 Resolutions. A certified copy of resolutions of the Board of Directors and/or shareholders of each of the Co-Borrowers authorizing the execution, delivery and performance of this Agreement and the related loan documents.

9.3 Amendment Fee. The Co-Borrowers agree to pay to LaSalle an amendment fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00).

9.4 Other Amendments or Waivers. A waiver of defaults under the GE Capital Loan Agreement and an amendment to and waiver of defaults under the Purchase Agreement dated as of June 3, 1999 (as amended from time to time).

9.5 Other Documents. Such other documents, certificates and/or opinions of counsel as LaSalle may request.

10 GENERAL.

10.1 Governing Law; Severability. This Agreement shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Financing Documents and this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Financing Documents and this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Financing Documents and this Agreement.

10.2 Successors and Assigns. This Agreement shall be binding upon the Credit Parties, the Junior Creditors and LaSalle and their respective successors and assigns, and shall inure to the benefit of the Credit Parties, the Junior Creditors and LaSalle and the successors and assigns of LaSalle.

10.3 Continuing Force and Effect of Financing Documents and Subordination Agreement. Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Financing Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. Each of the Credit Parties, and, as applicable, the Junior Creditors, by execution of this Agreement, hereby reaffirms, assumes and binds themselves to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Financing Documents and all other documents executed in connection therewith, including all guaranties, and the other Subordination Agreement, as applicable.

10.4 Expenses. The Credit Parties shall pay all costs and expenses in connection with the preparation of this Agreement and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of LaSalle or any affiliate or parent of LaSalle. The Credit Parties shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder, and agree to save LaSalle harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

10.5 Release. The Credit Parties by signing this Agreement, each hereby absolutely and unconditionally releases and forever discharges LaSalle, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any of the Credit Parties has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

10.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LASALLE BANK NATIONAL ASSOCIATION		JOHNSTOWN AMERICA CORPORATION

By	/s/ Robert W. Hart	By	/s/ Kevin P. Bagby
	Name: Robert W. Hart		Name: Kevin Bagby
	Title: First Vice President		Title:

JAC OPERATIONS, INC.		JAC INTERMEDCO, INC.

By	/s/ Kevin P. Bagby	By	/s/ Kevin P. Bagby
	Name: Kevin Bagby		Name: Kevin Bagby
	Title:		Title:

JAC PATENT COMPANY		FREIGHTCAR AMERICA, INC., formerly JAC Holdings International, Inc.

By	/s/ Kevin P. Bagby	By:	/s/ Kevin P. Bagby
	Name: Kevin Bagby	Name:
	Title:	Title:

JAIX LEASING COMPANY		FREIGHT CAR SERVICES, INC.

By	/s/ Kevin P. Bagby	By	/s/ Kevin P. Bagby
	Name: Kevin Bagby		Name: Kevin Bagby
	Title:		Title:

GOLDENTREE HIGH YIELD OPPORTUNITIES I, LP		GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.
By: GoldenTree Asset Management, LP		By: GoldenTree Asset Management, LP

By	/s/ Thomas H. Shandell	By	/s/ Thomas H. Shandell
	Name: Thomas H. Shandell		Name: Thomas H. Shandell
	Title: Partner		Title: Partner

GOLDENTREE HIGH YIELD MASTER FUND, LTD.		GOLDENTREE HIGH YIELD MASTER FUND II, LTD.
By: GoldenTree Asset Management, LP		By: GoldenTree Asset Management, LP

By	/s/ Thomas H. Shandell	By	/s/ Thomas H. Shandell
	Name: Thomas H. Shandell		Name: Thomas H. Shandell
	Title: Partner		Title: Partner

GOLDENTREE HIGH YIELD VALUE MASTER FUND, L.P.		SAFETY NATIONAL CASUALTY CORPORATION
By: GoldenTree Asset Management, LP		By: GoldenTree Asset Management, LP

By	/s/ Thomas H. Shandell	By	/s/ Thomas H. Shandell
	Name: Thomas H. Shandell		Name: Thomas H. Shandell
	Title: Partner		Title: Partner

ALPHA U.S. SUBFUND II, LLC
By: GoldenTree Asset Management, LP

		By	/s/ Thomas H. Shandell
Name: Thomas H. Shandell
Title: Partner

DELPHI FINANCIAL GROUP		TRANSPORTATION INVESTMENT PARTNERS, L.L.C.
By: GoldenTree Asset Management, LP

By	/s/ Thomas H. Shandell	By:	/s/ Steven A. Flyer
	Name: Thomas H. Shandell	Name:	Steven A. Flyer
	Title: Partner	Title:	Managing Director

CARAVELLE INVESTMENT FUND, L.L.C.		JOHN HANCOCK LIFE INSURANCE COMPANY

By: Trimaran Advisors, L.L.C., its Investment Manager and Attorney-in-Fact

By:	/s/ Steven A. Flyer	By:	/s/ S. Mark Ray
Name:	Steven A. Flyer	Name:	S. Mark Ray
Title:	Managing Director	Title:	Senior Managing Director

/s/ James Cirar	/s/ Camillo M. Santomero
JAMES CIRAR	CAMILLO M. SANTOMERO

HANCOCK MEZZANINE PARTNERS, L.P.

By: John Hancock Life Insurance Company, its Investment Manager

By	/s/ Mark Ray
Name: S. Mark Ray
Title: Senior Managing Director

Schedule A

Junior Creditors

CARAVELLE INVESTMENT FUND L.L.C.,

425 Lexington Avenue

New York, New York 10017

HANCOCK MEZZANINE PARTNERS, L.P.,

200 Claredon Street

Boston, Massachusetts 02117

JOHN HANCOCK LIFE INSURANCE COMPANY

200 Claredon Street

Boston, Massachusetts 02117

CAMILLO M. SANTOMERO III

Rabbit Hill

Sarles Street

Mount Kisco, New York 10549

JAMES D. CIRAR

980 North Michigan Avenue

Suite 1000

Chicago, Illinois 60611

TRANSPORTATION INVESTMENT PARTNERS, L.L.C

425 Lexington Avenue

New York, New York 10017

GOLDENTREE HIGH YIELD MASTER FUND, LTD.

c/o GoldenTree Asset Management, L.P.

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535

GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.

c/o GoldenTree Asset Management, L.P.

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535

GOLDENTREE HIGH YIELD MASTER FUND II, LTD.

c/o GoldenTree Asset Management, L.P.

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535

GOLDENTREE HIGH YIELD VALUE MASTER FUND, L.P.

c/o GoldenTree Asset Management, L.P.

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535

DB STRUCTURED PRODUCTS, INC.

c/o GoldenTree Asset Management, L.P.

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535

SAFETY NATIONAL CASUALTY CORPORATION

c/o GoldenTree Asset Management, L.P.

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535

ALPHA U.S. SUBFUND II, LLC

c/o GoldenTree Asset Management, L.P.

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535

DELPHI FINANCIAL GROUP

c/o GoldenTree Asset Management, L.P.

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535

GOLDENTREE HIGH YIELD OPPORTUNITIES I, LP

c/o GoldenTree Asset Management, L.P.

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535